Exhibit 13.2

Certification by the Interim Chief Financial Officer Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Shelly Jiang, Interim Chief Financial Officer of ATA Inc. (the “Company”), hereby certifies, to the best of her knowledge, that the Company’s annual report on Form 20-F for the year ended March 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for the periods presented in the Report.

Date: June 24, 2016

By:	/s/ Shelly Jiang
Name:	Shelly Jiang
Title:	Interim Chief Financial Officer